Exhibit 10.1
AMENDMENT NO. 3
     This AMENDMENT NO. 3 (this “Amendment”) is made as of the 22nd day of December, 2004, by and among ERICO INTERNATIONAL CORPORATION, an Ohio corporation, ERICO PRODUCTS, INC. an Ohio corporation, and ERICO EUROPE HOLDING B.V., formerly known as ERICO EUROPA B.V., a Limited liability company organized under the laws of the Netherlands (collectively, the “Borrowers” and, individually, each a “Borrower”), the Banks, as defined in the Credit Agreement, as hereinafter defined, LASALLE BANK NATIONAL ASSOCIATION, as lead arranger, issuing bank and administrative agent for the Banks (the “Administrative Agent”), GENERAL ELECTRIC CAPITAL CORPORATION, as co lead arranger and co-documentation agent, NATIONAL CITY BANK, as syndication agent, and KEYBANK NATIONAL ASSOCIATION, as documentation agent.
     WHEREAS, the Borrowers, the Administrative Agent and the Banks are parties to that certain Second Amended and Restated Multicurrency Credit and Security Agreement, dated as of December 2, 2002, that provides, among other things, for loans and letters of credit aggregating One Hundred Twenty Million Dollars ($120,000,000), all upon certain terms and conditions (as amended and as the same may from time to time be further amended, restated or otherwise modified, the “Credit Agreement”);
     WHEREAS, the Borrowers, the Administrative Agent and the Banks desire to amend the Credit Agreement to modify certain provisions thereof;
     WHEREAS, each capitalized term used herein and defined in the Credit Agreement, but not otherwise defined herein, shall have the meaning given such term in the Credit Agreement;
     WHEREAS, unless otherwise specifically provided herein, the provisions of the Credit Agreement revised herein are amended effective as of the date of this Amendment; and
     NOW, THEREFORE, in consideration of the premises and of the normal covenants herein contained and for other valuable considerations, the Borrowers, the Administrative Agent and the Banks hereby agree as follows:
     1. Amendment to Financial Covenants. Section 6.4 of the Credit Agreement is hereby amended to delete subsection (a) therefrom and to insert in place thereof the following:
     (a) Consolidated Net Worth. The Borrowers shall not permit the Consolidated Net Worth (i) as of December 31, 2003, to be less than Sixty-Two Million Dollars ($62,000,000), and (ii) as of each Fiscal Quarter ending after December 31, 2003, not less than:
     (A)(1) Forty-One Million Dollars ($41,000,000) prior to the 2004 Special Dividend, and (2) Twenty-Six Million Dollars ($26,000,000) on and after the 2004 Special Dividend; plus
     (B) an aggregate amount equal to fifty percent (50%) of Consolidated Net Income (if any and only to the extent a positive number) attributable to each

     Fiscal Year ending after December 31, 2003 (which aggregate amount shall not be reduced by any consolidated net losses reported for any Fiscal Year ending after December 31, 2003); plus
     (C) if such date is during and not at the end of a Fiscal Year, an amount equal to fifty percent (50%) of the Consolidated Net Income (if any and only to the extent a positive number) for the fiscal period consisting of the Fiscal Quarters of such Fiscal Year that have ended on or before such date.
     2. Amendment to Consolidated Fixed Charge Coverage Ratio Definition. The definition of Consolidated Fixed Charge Coverage Ratio as set forth in Annex II of the Credit Agreement is hereby amended to delete the period at the end thereof and add the following:
     , and (F) the 2004 Special Dividend.
     3. Addition to Definitions. Annex II of the Credit Agreement is hereby amended to add the following new definition thereto:
     “2004 Special Dividend’’ means the Distribution of a Fifteen Million Dollar ($15,000,000) dividend by International to its Class “L” shareholders.
     4. Consent to 2004 Special Dividend. Borrowers have notified the Administrative Agent and the Banks that Borrowers desire that International declare the 2004 Special Dividend to Holding on or before December 31, 2004, and pay the 2004 Special Dividend to Holding on or before January 31, 2005. Section 6.3(e) of the Credit Agreement states that no Borrower shall and no Borrower shall permit any of its Subsidiaries to, make or commit itself to make any Distribution, loan or advance to Holding or pay any management fee to Holding at any time other than pursuant to specific exceptions set forth therein. Because the 2004 Special Dividend does not apply to any of those exceptions, Borrowers hereby request that the Administrative Agent and the Required Banks consent to the declaration and payment of the 2004 Special Dividend as described in the first sentence of this Section 4. The Administrative Agent and the Required Banks hereby consent to the declaration and payment of the 2004 Special Dividend as described in the first sentence of this Section 4 on the condition that no Potential Default or Event of Default shall then exist or immediately thereafter shall begin to exist.
     5. Legal Fees. The Borrowers shall pay all legal fees and expenses of the Administrative Agent in connection with this Amendment promptly upon receipt of invoice.
     6. Representations and Warranties. Each Borrower hereby represents and warrants to the Administrative Agent and the Banks that (a) such Borrower has the legal power and authority to execute and deliver this Amendment; (b) the officers executing this Amendment have been duly authorized to execute and deliver the same and bind such Borrower with respect to the provisions hereof, (c) the execution and delivery hereof by such Borrower and the performance and observance by such Borrower of the provisions hereof do not violate or conflict with the organizational agreements of such Borrower or any law applicable to such Borrower or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against such Borrower; (d) no Potential

Default or Event of Default exists under the Credit Agreement, nor will any occur immediately after the execution and delivery of this Amendment or by the performance or observance of any provision hereof; (e) such Borrower is not aware of any claim or offset against, or defense or counterclaim to, such Borrower’s obligations or liabilities under the Credit Agreement or any other Loan Document; and (f) this Amendment constitutes a valid and binding obligation of such Borrower in every respect, enforceable in accordance with its terms.
     7. Waiver. Each Borrower, by signing below, hereby waives and releases the Administrative Agent and the Banks and their respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims of which such Borrower is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.
     8. References to Credit Agreement. Each reference that is made in the Credit Agreement or any other Loan Document shall hereafter be construed as a reference to the Credit Agreement as amended hereby. Except as herein otherwise specifically provided, all terms and provisions of the Credit Agreement are confirmed and ratified and shall remain in full force and effect and be unaffected hereby. This Amendment is a Loan Document.
     9. Counterparts. This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.
     10. Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.
     11. Severability. Any term or provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the term or provision so held to be invalid or unenforceable.
     12. Governing Law. The rights and obligations of all parties hereto shall be governed by the laws of the State of Illinois, without regard to principles of conflict of laws.
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     15. JURY TRIAL WAIVER. THE BORROWERS, THE ADMINISTRATIVE AGENT AND THE BANKS, TO THE EXTENT PERMITTED BY LAW, HEREBY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG THE BORROWERS, THE ADMINISTRATIVE AGENT AND THE BANKS, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AMENDMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.
     IN WITNESS WHEREOF, the parties have executed and delivered this Amendment in Cleveland, Ohio as of the date first set forth above.

ERICO INTERNATIONAL CORPORATION

By:	/s/ Jeffrey R. Steinhilber
Name:	Jeffrey R. Steinhilber
Title:	CFO

ERICO PRODUCTS, INC.

By:	/s/ Jeffrey R. Steinhilber
Name:	Jeffrey R. Steinhilber
Title:	CFO

ERICO EUROPE HOLDING B.V., formerly known
as ERICO EUROPA B.V.

By:	/s/ William H. Roj
Name:	William H. Roj
Title:	Director

LASALLE BANK NATIONAL ASSOCIATION,
as the Administrative Agent, Lead Arranger
and as a Bank, and as Issuing Bank

By:	/s/ Roy D. Hasbrook
Name:	Roy D. Hasbrook
Title:	SVP

GENERAL ELECTRIC CAPITAL CORPORATION, as Co-Lead Arranger, Co-Documentation Agent and as a Bank

By:	/s/ Christopher Cox

Name:	Christopher Cox
Title:	Duly Authorized Signatory

NATIONAL CITY BANK, as Syndication Agent and as a Bank,

By:	/s/ Ronald J. Majka

Name:	Ronald J. Majka
Title:	Senior Vice President

KEYBANK NATIONAL ASSOCIATION, as Documentation Agent and as a Bank

By:	/s/ Michael P. Shiplett

Name:	Michael P. Shiplett
Title:	Senior Vice President

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